Exhibit 10.52

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT

Dated December 10, 2018

among

LANNETT COMPANY, INC.,

as the Borrower

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent

and

Each Lender Party Hereto

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT, dated as of December 10, 2018 (this “Amendment”), is made by and among Lannett Company, Inc., a Delaware corporation (the “Borrower”), each lender party hereto and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, certain subsidiaries of the Borrower, as Guarantors, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, are party to that certain Credit and Guaranty Agreement, dated as of November 25, 2015 (as amended by Amendment No. 1 to Credit and Guaranty Agreement, dated as of June 17, 2016 (the “First Amendment”), among the Borrower, each incremental term lender party thereto and the Administrative Agent, as further amended by Amendment No. 2 to Credit and Guaranty Agreement, dated as of June 17, 2016 (the “Second Amendment”), among the Borrower, each lender party thereto and the Administrative Agent and as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement” and, as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, the Lenders party hereto, constituting no less than the Requisite Financial Covenant Lenders and the Requisite Class Lenders in respect of the Initial Tranche A Term Loans (in each case, determined immediately prior to giving effect to this Amendment) are willing to so amend the Credit Agreement.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Definitions.  Capitalized terms not otherwise defined herein, including in the introduction and the recitals hereto, shall have the respective meanings ascribed to them in Credit Agreement.

2.                                      Amendments to the Credit Agreement.  As of the Third Amendment Effective Date (as defined below) and subject to the satisfaction of the applicable conditions precedent set forth in Section 5 of this Amendment, the Credit Agreement is amended as follows:

(a)                                 Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in their correct alphabetical order:

“Availability” means, as of any date of determination, an amount (which shall not be less than zero) equal to (I) if as of the last day of the applicable Test Period the First Lien Net Leverage Ratio is greater than the ratio set forth in Section 6.10 for such Test Period, (a) 30% of the aggregate amount of Revolving Commitments in effect at such time, minus (b) the Total Utilization of Revolving Commitments in effect at such time (excluding (i) up to $5.0 million of undrawn Letters of Credit and (ii) any drawn Letters of Credit that have been Cash Collateralized) and (II) if as of the last day of the applicable Test Period the First Lien Net Leverage Ratio is less than or equal to the ratio set forth in Section 6.10 for such Test Period, the lesser of (x)(a) the aggregate amount of Revolving Commitments in effect at such time, minus (b) the Total Utilization of Revolving Commitments in effect at such time (excluding (i) up to $5.0 million of undrawn Letters of Credit and (ii) any drawn Letters of Credit that have been Cash Collateralized) and (y) the amount of Revolving Loans which could have been incurred by the Borrower as of the last day of the applicable Test Period without causing the First Lien Net Leverage Ratio to exceed the ratio set forth in Section 6.10 for such Test Period.

“Liquidity” means, as of any date of determination, the sum of (a) Availability plus (b) Unrestricted Cash.

“Third Amendment Effective Date” means December 10, 2018.

(b)                                 Clause (a) of the definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) (i) prior to the Third Amendment Effective Date, with respect to Initial Tranche A Term Loans that are Eurocurrency Rate Loans, 4.75% per annum and with respect to Initial Tranche A Term Loans that are Base Rate Loans, 3.75% per annum and (ii) on or after the Third Amendment Effective Date, with respect to Initial Tranche A Term Loans that are Eurocurrency Rate Loans, 5.00% per annum and with respect to Initial Tranche A Term Loans that are Base Rate Loans, 4.00% per annum”

(c)                                  The definition of “Tranche A Term Loan Financial Performance Covenant” is deleted and replaced in its entirety as follows:

“Tranche A Term Loan Financial Covenants” means the covenants set forth in Section 6.11.”

(d)                                 Each reference to “Tranche A Term Loan Financial Performance Covenant” in the Credit Agreement is hereby replaced with “Tranche A Term Loan Financial Covenants”.

(e)                                  Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Tranche A Term Loan Financial Performance Covenant and Minimum Liquidity Covenant.

(a) The Borrower shall not permit the Secured Net Leverage Ratio (calculated on a Pro Forma Basis) as of the last day of any Test Period (i) prior to December 31, 2017, to be greater than 4.25:1.00, (ii) as of December 31, 2017 and prior to December 31, 2019 to be greater than 3.75:1.00, (iii) as of December 31, 2019 and prior to September 30, 2020, 4.25:1.00 and (iv) as of September 30, 2020 and thereafter to be greater than 4.00:1.00.

(b) Commencing with the first full fiscal quarter after the Third Amendment Effective Date, the Borrower shall maintain minimum Liquidity of $75,000,000 as of the last day of any Test Period.  The Borrower will furnish to the Administrative Agent, who shall furnish to each Lender, within five Business Days of any delivery of any financial statements under paragraphs (a) or (b) of Section 5.4, a certificate of a Financial Officer of the Borrower setting forth the calculation of the Liquidity (calculated on a Pro Forma Basis) as of the end of the applicable fiscal period.”

3.                                      Representations and Warranties.  Borrower hereby represents and warrants that:

(a)                                 The execution, delivery and performance by the Borrower of this Amendment (a) have been duly authorized by all corporate, stockholder or limited liability company or partnership or organizational action required to be obtained by the Borrower and (b) will not (A) violate (i) any provision of applicable law, statute, rule or regulation, (ii) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower, (iii) any applicable order of any court or any rule, regulation or order of any Governmental Authority that has jurisdiction over the Borrower or (iv) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower is a party or by which it or any of its property is or may be bound or (B) be in conflict with, result in a breach of or constitute a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (b)(A)(i), (iii) or (iv) or (b)(B), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                                 This Amendment has been duly executed and delivered by the Borrower. This Amendment constitutes, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

(c)                                  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Collateral Documents (other than Liens with respect to Intellectual Property, the perfection of which is addressed in Section 4.17(c) of the Credit Agreement) or the exercise by any Agent or any Lender of its rights under the Credit Documents or the remedies in respect of the Collateral, except for (a) the filing of UCC and financing statements (or similar documents), (b) filings with the United States Patent and Trademark Office and the United States Copyright Office, (c) recordation of any mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such other actions, consents and approvals with respect to which the failure to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 4.4 of the Credit Agreement.

(d)                                 The representations and warranties contained in the Credit Agreement or in any other Credit Document shall be true and correct in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that, in each case, such materiality qualifiers shall not be applicable to any representations or warranties that already are qualified or modified by materiality in the text thereof.

(e)                                  No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

4.                                      Reaffirmation of the Credit Parties.  Borrower hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Credit Document is, and the obligations of each Credit Party contained in the Existing Credit Agreement, this Amendment and in any other Credit Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, Borrower hereby confirms that the existing security interests granted by each Credit Party in favor of the Secured Parties pursuant to the Credit Documents in the Collateral described therein shall continue to secure the obligations of the Credit Parties under the Credit Agreement and the other Credit Documents as and to the extent provided in the Credit Documents.

5.                                      Third Amendment Effective Date.  This Amendment shall become effective as of the date when, and only when, each of the following conditions have been satisfied or waived in accordance with the terms herein (the “Third Amendment Effective Date”):

(a)                                 Consents.  The Administrative Agent shall have received copies of this Amendment duly executed and delivered by the Administrative Agent, the Requisite Financial Covenant Lenders and the Requisite Class Lenders in respect of the Initial Tranche A Term Loans (determined immediately prior to giving effect to this Amendment) and the Borrower.

(b)                                 Fees and Expenses.  The Administrative Agent and the Lenders shall have received all accrued and reasonable fees, costs and expenses (including legal fees and expenses) and other amounts due and payable in connection with this Amendment on or prior to the Third Amendment Effective Date, to the extent invoiced at least one Business Day prior to the Third Amendment Effective Date.

(c)                                  Consent Fee. The Administrative Agent shall have received, for the account of each Initial Tranche A Term Lender holding Initial Tranche A Term Loans under the Credit Agreement, that has consented to this Amendment on or prior to the Third Amendment Effective Date, a fee for each such Initial Tranche A Term Lender in an amount equal to 0.50% of the aggregate principal amount of such existing Initial Tranche A Term Lender’s Initial Tranche A Term Loans (as of immediately prior to giving effect to this Amendment).

6.                                      GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. SECTIONS 10.11, 10.15 AND 10.16 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.

7.                                      Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except with the written consent of the parties hereto and in accordance with Section 10.8 of the Credit Agreement.

8.                                      Entire Agreement. This Amendment, the Credit Agreement, and the other Credit Documents constitute the entire agreement among the parties hereto relating to the subject matter hereof and thereof and supersede all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Credit Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby and that this Amendment is a Credit Document. This Amendment shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Credit Documents shall, to the extent not paid or exchanged on or prior to the Third Amendment Effective Date, shall continue to be owing under the Credit Agreement or such other Credit Documents until paid in accordance therewith.

9.                                      Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.                               Counterparts.  This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an original executed counterpart of this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LANNETT COMPANY, INC., as the Borrower

By:	/s/ Timothy C. Crew
	Name:	Timothy C. Crew
	Title:	Chief Executive Officer

[LENDER], as Lender (1)

By:
Name:
Title:

(1) Signature Pages are on file with the Administrative Agent.

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Lisa Hanson
	Name:	Lisa Hanson
	Title:	Authorized Signatory